EXHIBIT 21.1

                    INTERNATIONAL FIBERCOM, INC. SUBSIDIARIES

International FiberCom - KL,Inc. (formerly, Kleven Construction, Inc.) International FiberCom - CON,Inc. (formerly, Concepts in Communication, Inc.) International FiberCom - RC, Inc. (formerly, Kleven Communications (CA), Inc.) International FiberCom - COM, Inc. (formerly, Compass Communications, Inc.) International Fibercom - WDS, Inc. (formerly, Washington Data Systems, Inc.) International Fibercom - WAY, Inc. (formerly, Waypoint Systems
 Integration, Inc.)
International Fibercom - AST, Inc. (formerly, All Star Telecom, Inc.) International Fibercom - NYA, Inc. (formerly, New York Antenna, Inc.) International Fibercom - QT, Inc. (formerly, Quick Tower Construction, Inc.) International Fibercom - PREM, Inc. (formerly, Premier Cable
 Communications, Inc.)
International Fibercom Staffing Services, Inc. (formerly, IFC Staffing, Inc.) International Fibercom - NEW, Inc.
International Fibercom - NS, Inc.
International Fibercom - FAF, Inc.
International Fibercom - DEN, Inc.
International FiberCom (UK) Limited
IFC Leasing, Inc.
AeroComm, Inc.
AeroComm Research, Inc.
All Star Telecom (Nevada), Inc.
Anacom Systems, Inc.
Beecroft Trenching, Inc.
Diversitec, Inc.
Southern Communications Products, Inc.
United Tech, Inc.